Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

We, Stephen G. Luke, the President and Chief Executive Officer of Nationwide Financial Solutions, Inc. (the “Company”), and Darren R. Dierich, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1.)

the Quarterly Report on 10-QSB of Company for the quarterly period ended September 30, 2005 (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Nationwide Financial Solutions, Inc.

Date: November 14, 2005	By:	/s/ Stephen G. Luke
Stephen G. Luke
President and Chief Executive Officer

Date: November 14, 2005	By:	/s/ Darren R. Dierich
Darren R. Dierich
Chief Financial Officer